Exhibit 99.1

                      Heinz Board Approves Majority Voting

     PITTSBURGH--(BUSINESS WIRE)--Nov. 8, 2006--H. J. Heinz Company (NYSE:HNZ) said today that its Board of Directors has approved a proposed amendment to the company's Articles of Incorporation that, if adopted by the shareholders, will require approval of the election of directors in uncontested elections by a majority vote of shareholders. Currently, Heinz operates under a plurality voting standard, where the directors who receive the most "for" votes are elected.

     The proposed amendment to the Articles of Incorporation would change the plurality voting standard to a majority voting standard. This amendment will be placed on the ballot for approval by the Heinz shareholders at its 2007 annual meeting. If approved, the revised majority voting standard will apply to future uncontested director elections.

     Under the proposed amended Articles, a director who does not receive a majority of "for" votes based on the number of votes cast will be required to offer his or her resignation, which will be reviewed promptly by the Corporate Governance Committee and acted upon by the full Board.

     In order to implement majority voting commencing with the 2007 director election when the amendment to the Articles will be considered by the shareholders, the Board adopted a majority voting policy for the election of directors in uncontested elections. The policy will be incorporated into the company's Corporate Governance Principles and will operate in a manner consistent with the proposed amendment to the Articles.

     The Board also adopted a policy under which it will seek shareholder approval within one year in the event it adopts a shareholder rights plan, commonly known as a "poison pill."

     The Board reiterated that Heinz expects to expand the Board to 14 from 12 directors in the near future. The Board search is being led by Spencer Stuart, one of the world's leading recruitment firms which also specializes in board director appointments.

     Heinz Chairman, President and CEO William R. Johnson said, "These actions are consistent with Heinz's commitment to good corporate governance. Furthermore, Heinz is focused on executing our plan to enhance shareholder value and accelerate growth, and is firmly on track to achieve 10 percent earnings growth and its target of $2.35 for the year."

     SAFE HARBOR PROVISIONS FOR FORWARD-LOOKING STATEMENTS:

     This press release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identified by the words "will," "expects," "anticipates," "believes," "estimates" or similar expressions and include our expectations as to future revenue growth, earnings, capital expenditures and other spending, as well as anticipated reductions in spending. These forward-looking statements reflect management's view of future events and financial performance. These statements are subject to risks, uncertainties, assumptions and other important factors, many of which may be beyond Heinz's control, and could cause actual results to differ materially from those expressed or implied in these forward-looking statements. Factors that could cause actual results to differ from such statements include, but are not limited to:

     --   sales, earnings, and volume growth,

     --   general economic, political, and industry conditions,

     -- competitive conditions, which affect, among other things, customer preferences and the pricing of products, production, energy and raw material costs,

     -- the ability to identify and anticipate and respond through innovation to consumer trends,

     --   the need for product recalls,

     --   the ability to maintain favorable supplier relationships,

     --   currency valuations and interest rate fluctuations,

     --   changes in credit ratings,

     -- the ability to identify and complete and the timing, pricing and success of acquisitions, joint ventures, divestitures and other strategic initiatives,

     -- approval of acquisitions and divestitures by competition authorities, and satisfaction of other legal requirements,

     --   the ability to successfully complete cost reduction programs,

     -- the voting results on shareholder proposals, including the proposed amendment to majority voting,

     -- the ability to limit disruptions to the business resulting from the emphasis on three core categories and potential divestitures,

     -- the ability to effectively integrate acquired businesses, new product and packaging innovations,

     --   product mix,

     --   the effectiveness of advertising, marketing, and promotional programs,

     -- the ability to maintain sales growth while reducing spending on any advertising, marketing and promotional programs,

     --   supply chain efficiency,

     --   cash flow initiatives,

     -- risks inherent in litigation, including tax litigation, and international operations, particularly the performance of business in hyperinflationary environments,

     -- changes in estimates in critical accounting judgments and other laws and regulations, including tax laws,

     --   the success of tax planning strategies,

     -- the possibility of increased pension expense and contributions and other people-related costs,

     --   the possibility of an impairment in Heinz's investments, and

     -- other factors described in "Risk Factors" and "Cautionary Statement Relevant to Forward-Looking Information" in the Company's Form 10-K for the fiscal year ended May 3, 2006.

     The forward-looking statements are and will be based on management's then current views and assumptions regarding future events and speak only as of their dates. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by the securities laws.

     ABOUT HEINZ: H. J. Heinz Company, offering "Good Food Every Day"(TM) is one of the world's leading marketers and producers of branded foods in ketchup, condiments, sauces, meals, soups, snacks and infant foods. Heinz satisfies hungry consumers in every outlet, from supermarkets, to restaurants to convenience stores and kiosks. Heinz is a global family of leading brands, including Heinz(R) Ketchup, Sauces, Soups, Beans, Pasta and Infant Foods (representing nearly one-third of total sales or close to $3 billion), Ore-Ida(R) frozen potato products, Boston Market(R)(a) frozen meals, T.G.I. Friday's(R)(a) frozen snacks, Weight Watchers(R)(a) Smart Ones(R) meals and Plasmon(R) baby food. Heinz's 50 companies have number-one or number-two brands in 200 countries, showcased by Heinz(R) Ketchup, the world's favorite ketchup. Information on Heinz is available at www.heinz.com/news.

     (a) Weight Watchers on foods and beverages is the registered trademark of WW Foods, LLC and is used under license; Boston Market is a registered trademark of McDonald's Corporation and is used under license; T.G.I. Friday's is a trademark of T.G.I. Friday's of Minnesota, Inc. and is used under license.


     CONTACT: H. J. Heinz Company
              Media:
              Ted Smyth, 412-456-5780
              Michael Mullen, 412-456-5751
              Michael.mullen@us.hjheinz.com
              or
              Investors:
              Jack Runkel, 412-456-6034